EXHIBIT 10.2
JOINDER AGREEMENT
     THIS JOINDER AGREEMENT, dated as of September 12, 2007 (this “Joinder Agreement”), by and among FIDELITY NATIONAL INFORMATION SERVICES, INC., a Georgia corporation (the “Company”), each lender listed on the signature pages hereto (each, a “Joinder Lender”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
RECITALS:
     WHEREAS, reference is hereby made to the Credit Agreement, dated as of January 18, 2007 (as amended by Amendment No. 1 dated July 30, 2007 and effective as of the Amendment No. 1 Effective Date (“Amendment No. 1”) and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as defined therein), by and among the Company, the Designated Borrowers from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Swing Line Lender;
     WHEREAS, the Company has advised the Joinder Lenders that the Company intends to undertake the eFunds Merger pursuant to which eFunds will become a wholly owned Subsidiary of the Company and, in connection therewith, the Company wishes to borrow Additional Term Loans in an aggregate principal amount of $1,600,000,000;
     WHEREAS, the Company, the Required Lenders and the Administrative Agent have approved amendments to the Credit Agreement pursuant to Amendment No. 1 to permit the Company to undertake the eFunds Merger and borrow such Additional Term Loans;
     WHEREAS, pursuant to Section 2.16 of the Credit Agreement, the Company may request additional Term Commitments (and elect to create a new tranche of term loans in respect of such additional commitments), and may invite Eligible Assignees to become Term Lenders in respect of such commitments pursuant to a joinder agreement; and
     WHEREAS, the Company has requested that the Joinder Lenders make Additional Term Loans under a new tranche of term loans in an aggregate principal amount of $1,600,000,000.
     NOW, THEREFORE, in consideration of the premises and agreements herein contained, the parties hereto agree as follows:
     1. Tranche B Term Commitments. Subject to the terms and conditions set forth herein, each Joinder Lender party hereto severally agrees to make, on the Additional Commitments Effective Date (as defined below), a single loan under a new tranche of term loans (each, a “Tranche B Term Loan”) in Dollars to the Company in an amount equal to the commitment amount set forth next to such Joinder Lender’s name in

Schedule 1 hereto under the caption “Tranche B Term Commitment” (collectively, the “Tranche B Term Commitments”). For purposes hereof, any Lender that has a Tranche B Term Commitment or Tranche B Term Loan is referred to as a “Tranche B Term Lender” and this Joinder Agreement shall be deemed to be a “Loan Document” under the Credit Agreement.
     2. Applicable Margin. The “Applicable Margin” for each Tranche B Term Loan shall mean, as of any date of determination, the following percentages per annum based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) of the Credit Agreement:

Tranche B Term Loans
Pricing Level	Leverage Ratio	Eurocurrency Rate	Base Rate
1	<1.0:1	1.625%	0.625%
2	>1.0:1	1.75%	0.75%
Any increase or decrease in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that at the option of the Administrative Agent or the Required Lenders, Pricing Level 2 shall apply (1) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (2) as of the first Business Day after an Event of Default set forth in Section 8.01(a) or (f) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).
     3. Principal Payments. The Company shall repay to the Administrative Agent for the ratable account of the Tranche B Term Lenders the aggregate principal amount of all Tranche B Term Loans outstanding in quarterly installments as follows (which installments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06(b)(iv)), each such payment to be made on or prior to the date specified below:

Aggregate Tranche B Term Loan Principal
Payment Date	Amortization Payment
December 31, 2007	$4,000,000
March 31, 2008	$4,000,000
June 30, 2008	$4,000,000
September 30, 2008	$4,000,000

Aggregate Tranche B Term Loan Principal
Payment Date	Amortization Payment
December 31, 2008	$4,000,000
March 31, 2009	$4,000,000
June 30, 2009	$4,000,000
September 30, 2009	$4,000,000
December 31, 2009	$4,000,000
March 31, 2010	$4,000,000
June 30, 2010	$4,000,000
September 30, 2010	$4,000,000
December 31, 2010	$4,000,000
March 31, 2011	$4,000,000
June 30, 2011	$4,000,000
September 30, 2011	$4,000,000
December 31, 2011	$4,000,000
March 31, 2012	$4,000,000
June 30, 2012	$4,000,000
September 30, 2012	$4,000,000
December 31, 2012	$4,000,000
March 31, 2013	$4,000,000
June 30, 2013	$4,000,000
September 30, 2013	$4,000,000
Maturity Date (as defined below)	$1,504,000,000
provided that the final principal repayment installment of the Tranche B Term Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Tranche B Term Loans outstanding on such date.
     4. Voluntary and Mandatory Prepayments. Scheduled installments of principal of the Tranche B Term Loans set forth above shall be reduced in connection with any optional or mandatory prepayments of the Tranche B Term Loans in accordance with Section 2.06 of the Credit Agreement.
     5. Maturity Date. The Tranche B Term Loans will mature and be payable in full on January 18, 2014 (the “Maturity Date”).
     6. New Lenders. To the extent not already a Lender under the Credit Agreement, each Joinder Lender party hereto acknowledges and agrees that upon its execution of this Joinder Agreement and the making of Tranche B Term Loans that such Joinder Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof (as modified by the provisions of this Joinder Agreement), and shall perform all the obligations of and shall have all rights of a Lender thereunder (as modified by the provisions of this Joinder Agreement).
     7. Confirmations and Agreements. Each Joinder Lender party hereto (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
     8. Credit Agreement Governs. Except as set forth in this Joinder Agreement, the Tranche B Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents that apply to “Term Loans” thereunder.
     9. Eligible Assignee. By execution of this Joinder Agreement, each Joinder Lender party hereto represents and warrants that it is an Eligible Assignee, it being understood and agreed that any consent of the Company or the Administrative Agent as may be required by the Credit Agreement under the definition of “Eligible Assignee” shall be deemed to have been given by the Company and the Administrative Agent.
     10. Notice. For purposes of the Credit Agreement, the initial notice address of each Joinder Lender party hereto shall be as set forth below its signature below.
     11. Foreign Lenders. On or prior to the date which is ten Business Days after the Additional Commitments Effective Date, each Joinder Lender that is a Foreign Lender shall deliver to the Administrative Agent such documentation that is required to be delivered by it pursuant to Section 11.16 of the Credit Agreement, duly completed and executed by such Lender.
     12. Recordation of the Tranche B Term Loans. Upon execution and delivery hereof, the Administrative Agent will record the Tranche B Term Loans made by the Tranche B Term Lenders in the Register.
     13. Company’s Representations and Warranties. The Company hereby represents and warrants to the Lenders and the Administrative Agent as follows:
   (a) Authorization; No Contravention. The execution, delivery and performance by the Company of this Joinder Agreement are (i) within the Company’s corporate or other powers, (ii) have been duly authorized by all necessary corporate, shareholder or other organizational action, and (iii) do not and will not (A) contravene the terms of any of the Company’s Organization Documents, (B) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under any (1) documentation governing any Permitted Subordinated Indebtedness, (2) any other Contractual

Obligation to which the Company is a party or affecting the Company or the properties of the Company or any of its Subsidiaries or (3) any order, injunction, writ or decree, of or with any Governmental Authority or any arbitral award to which the Company or its property is subject; or (C) violate, in any material respect, any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (B) to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.
   (b) Binding Effect. This Joinder Agreement has been duly executed and delivered by the Company. This Joinder Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.
     14. Conditions to Effectiveness of Joinder Agreement. This Joinder Agreement shall become effective upon the satisfaction of the following conditions (the “Additional Commitments Effective Date”):
   (a) The Administrative Agent’s receipt of the following, each of which shall be originals, or electronic copies or facsimiles followed promptly by originals (unless otherwise specified):
   (i) executed counterparts of this Joinder Agreement from the Company and each Joinder Lender party hereto;
   (ii) a guaranty substantially in the form of Exhibit G to the Credit Agreement (either directly or via a guaranty supplement) or such other form of guaranty or guaranty supplement to guarantee the Guaranteed Obligations in form and substance reasonably satisfactory to the Administrative Agent and the Company, duly executed by eFunds, it being agreed that for so long as the eFunds Bonds are outstanding, eFunds shall guarantee such obligations only up to an amount that is permitted by the indenture governing the eFunds Bonds;
   (iii) executed counterparts of the Subsidiary Guaranty Amendment (as defined in Amendment No. 1) and the Company Supplemental Agreement (together with all schedules contemplated thereby, which schedules shall be reasonably satisfactory to the Administrative Agent);
   (iv) the Pledge Agreement, duly executed by each Loan Party together with:

   (A) certificates representing any certificated Pledged Equity referred to therein accompanied by undated stock powers executed in blank,
   (B) a completed Perfection Certificate in the form attached as Annex B to Amendment No. 1 (and set forth for ease of reference in the annex attached hereto as Annex B) dated the Additional Commitments Effective Date and executed by a Responsible Officer of each Loan Party (or such other form as may be reasonably acceptable to the Administrative Agent); and
   (C) evidence reasonably satisfactory to the Administrative Agent that the Liens (if any) indicated on a lien search with respect to each Loan Party in the jurisdiction where such Loan Party is located (within the meaning of Section 9-307 of the Uniform Commercial Code as in effect in the State of New York) either (1) with respect to the Company and its subsidiaries existing prior to the time of the eFunds Merger, are permitted by Section 7.01 or (2) with respect to eFunds and its subsidiaries existing at the time of the eFunds Merger, are disclosed on the schedules to the eFunds Merger Agreement or are otherwise permitted to exist by the eFunds Merger Agreement without giving the Company the right to refuse to close on the eFunds Merger as a result of the existence of such Liens;
   (v) evidence (in form reasonably satisfactory to the Administrative Agent) of the identity, authority and capacity of each Responsible Officer of each Loan Party executing this Joinder Agreement, the Subsidiary Guaranty Amendment or Subsidiary Guaranty, the Company Supplemental Agreement or any Collateral Document on the Additional Commitments Effective Date;
   (vi) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in its jurisdiction of organization;
   (vii) opinions of counsel to the Company addressed to each Agent and each Lender (including each Joinder Lender) providing legal opinions substantially similar to those set forth on Annex C to Amendment No. 1 (with standard exceptions and qualifications reasonably acceptable to the Administrative Agent) and set forth for ease of reference in the annex attached hereto as Annex B;
   (viii) a certificate signed by a Responsible Officer of the Company certifying as to the satisfaction of the conditions set forth in Section 14(g) and (h) of this Joinder Agreement;

   (ix) a certificate attesting to the Solvency of the Company and the Restricted Subsidiaries (taken as a whole) after giving effect to the eFunds Transactions, this Joinder Agreement, Amendment No. 1 and each of the other transactions contemplated to occur on the Additional Commitments Effective Date from the chief financial officer, treasurer or assistant treasurer of the Company; and
   (x) copies (certified to be true and complete by the Company) of any amendments to the eFunds Merger Agreement and the disclosure schedules thereto.
   (b) All conditions to the effectiveness of Amendment No. 1 shall have been (or substantially concurrently) satisfied.
   (c) All fees and expenses required to be paid on or before the Additional Commitments Effective Date shall have been paid in full in cash.
   (d) The eFunds Merger Agreement and any material agreement relating thereto shall not have been altered, amended or otherwise changed or supplemented in a manner material and adverse to the Lenders or any condition therein waived in a manner material and adverse to the Lenders, in each case without the consent of the Arrangers (which shall not be unreasonably withheld or delayed). The eFunds Merger shall have been consummated, or substantially concurrently consummated, in accordance with the terms of the eFunds Merger Agreement.
   (e) There shall not have occurred between December 31, 2006 and the Additional Commitments Effective Date any event, occurrence, change, state of circumstances or condition which, individually or in the aggregate has had or is reasonably likely to have a “Material Adverse Effect” (as defined in the eFunds Merger Agreement and set forth for ease of reference in the annex attached hereto as Annex A).
   (f) The Joinder Lenders shall have received (i) audited consolidated financial statements of eFunds for the fiscal year ended December 31, 2006 and (ii) such financial information for periods ending after December 31, 2006 as shall be publicly available prior to the Additional Commitments Effective Date (or as may be otherwise delivered to the Company pursuant to the eFunds Merger Agreement). The Joinder Lenders shall have received pro forma consolidated financial statements as to the Company and its Subsidiaries, and forecasts of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the Additional Commitments Effective Date and on an annual basis for each year thereafter until the Maturity Date.
   (g) The representations and warranties of the Company contained in Section 13 of this Joinder Agreement and the representations and warranties of the Company and each other Borrower contained in Article 5 of the Credit

Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Additional Commitments Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that the only representations involving eFunds and its Subsidiaries, the making of which shall be a condition to the effectiveness of this Joinder Agreement, shall be (A) the representations and warranties made by or with respect to eFunds or its Subsidiaries in the eFunds Merger Agreement as are material to the interests of Lenders, but only to the extent that the Company has the right to terminate its obligations under the eFunds Merger Agreement as a result of a breach of such representations and warranties in the eFunds Merger Agreement and (B) the representations and warranties set forth in Sections 5.02 (other than clause (c)(ii) thereof), 5.04, 5.12 and 5.15 of the Credit Agreement.
   (h) Subject to clause (g) above, no Default shall exist with respect to the Company and its Subsidiaries at the time of, or after giving effect to, Amendment No. 1 and the eFunds Transactions (including, without limitation, the borrowing of Tranche B Term Loans).
     15. Amendment, Modification and Waiver. This Joinder Agreement may not be amended, modified or waived except in accordance with Section 2.16(f) or Section 11.01 of the Credit Agreement.
     16. Entire Agreement. This Joinder Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
     17. Governing Law.
   (a) THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
   (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS JOINDER AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS JOINDER AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY

ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS JOINDER AGREEMENT OR OTHER DOCUMENT RELATED THERETO.
     18. Waiver of Right to a Trial by Jury. EACH PARTY TO THIS JOINDER AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS JOINDER AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS JOINDER AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS JOINDER AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 18 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     19. Severability. If any provision of this Joinder Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Joinder Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     20. Counterparts. This Joinder Agreement may be executed in one ore more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery by telecopier of an executed counterpart of a signature page to this Joinder Agreement shall be effective as delivery of an original executed counterpart of this Joinder Agreement. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

     IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the day and year first above written.

JPMorgan Chase Bank, N.A.
By:	/s/ Tina L. Ruyter
	Name:	Tina L. Ruyter
	Title:	Vice President

Bank of America, N.A.
By:	/s/ Kipling Davis
	Name:	Kipling Davis
	Title:	Senior Vice President

Wachovia Bank, N.A.
By:	/s/ Rit N. Amin
	Name:	Rit N. Amin
	Title:	Director

FIDELITY NATIONAL INFORMATION SERVICES, INC.
By:	/s/ Michael E. Sax
	Name:	Michael E. Sax
	Title:	Senior Vice President and Treasurer

Consented to by: JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Tina L. Ruyter
	Name:	Tina L. Ruyter
	Title:	Vice President, JPMorgan Chase Bank